                                                                   Exhibit 10.46

                           COMMERCIAL LEASE AGREEMENT

LESSOR    - KYUNGGI INDUSTRY
               REPRESENTATIVE - PARK, SANG CHEOUL

LESSEE    - BROOKS AUTOMATION ASIA LTD
               THERRIEN, ROBERT

This Commercial Lease Agreement ("Lease") is made and effective 10/01/1999, by and between PARK, SANG CHEOUL: REPRESENTATIVE OF KYUNGGI INDUSTRY ("Lessor") and BROOKS AUTOMATION ASIA, LTD. ("Lessee").

In consideration of the mutual covenant contained herein and other valuable consideration received, and with the intent to be legally bound, the lessor and the lessee agree as follows:

1.   ADDRESS

     398-1, komae - ri, kiheung - Eup, Youngin - City, Kyunggi - Do, Korea

     1st floor - 711.05m(2)
          2nd floor - 711.05m(2)
          4th floor - 711.05m(2)
          Total - 2133.15m(2)

2.   USE

The Premises shall be used by the lessee solely for factory and office and for activities incidental thereto. The lessee may not use the Leased Premises for any other purpose without obtaining the prior written consent of the lessor.

3. MAINTENANCE

The lessee shall have an obligation of faithful maintenance to use the Leased Premises (Front door, stairway, corridor, freight elevator, rest room, etc.)

4. TERM

   (1) The lessor hereby leases the Leased Premises to the lessee, and the lessee hereby leases the same from the lessor, for an "Initial Term" beginning 10/01/1999 and ending 09/30/2001. Unless Either party may terminate this lease upon 1 month prior to the expiration of the Initial Term with a written notice to the other party, it is considered that this contract is extended to 2 years or more

   (2) In case that the lessee haven't still used the Leased Premises since 2 months passed from the beginning of the contract or the lessee don't deposit the key money(5-(1)) to lessor until the beginning of the contract, the lessor can cancel this contract unilaterally

   (3) When the leassor or the lessee wants to terminate the contract by each party's circumstance in the middle of term or extended term, one must notify the intention of terminating the contract in written statement 3 months prior to the other party. If the lessee pays 1-month lease payment and maintenance expenses for compensation to the lessor, the lessee can terminate the contract at any time.

   (4) Both parties can't cancel only a portion of Leased Premises unless they reach an agreement

5. KEY MONEY

   (1) Upon the execution of this Lease, the lessee shall pay The lessor a key money without liability for interest in the amount of (Won 150,000,000 won) to be held as security for the payment of rent and the faithful performance by the lessee of all of its obligations in this lease. Of key money, earnest money (Won 75,000,000) must be put to the lessor at the time that contract is made, the rest (Won 75,000,000) must be put before the beginning date of contract

   (2) If this contract is canceled by the clause 4.(2) or etc., earnest money passes to lessor as a penalty and the lessee can't demand to return earnest money

   (3) The lessee can't use key money for monthly rental payment and also can't hand the right of return claim for key money over the third party or hand the right of return claim as the right of security over the third party

6. MONTHLY RENTAL PAYMENT

   (1) The lessee shall pay a monthly rental payment (Won 9,000,000) to the lessor in the 30th day of each calendar month (if 30th day is holiday, it shall be following day)

   (2) The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis

7. MAINTENANCE EXPENSES

   (1) The lessee shall pay maintenance expenses (electrical charges, water supply and drainage charges, air cooling and heating charges, ventilation charges, cleaning charges) with monthly rental payment in the 30th day of each month

   (2) The lessee also shall pay additional maintenance expenses caused by the lessee except the basic maintenance expenses according to the lessor's basis

8. FEE ADJUSTMENT

   Among the term of contract (4. (1)) or the extended term, the lessor can adjust the key money, monthly rental payment and maintenance expenses through notifying one-month prior as follows ((1)-(3)). Adjusted key money, monthly rental payment and maintenance expenses are applied from the 1st day of the following month

   (1) In case that tax of the Leased Premises or lease management is remarkably increased or increase is expected

   (2) In case that maintenance expenses is remarkably increased

   (3) In case that the prices rise or economical circumstance is highly changed

9. EFFECTIVE DATE OF RENTAL PAYMENT

   If the lessee can't use the Leased Premises for the lessor's certain reason from starting date of the contract, real date the lessee uses the Leased Premises must be considered when paying monthly rental payment

10. LATE CHARGE

   If lessee fails to pay key money, monthly rental payment or any other amount due hereunder within the time limit of payment, lessee shall pay lessor a late payment charge equal to annual interest of 19% of the overdue amounts.

11. RETURNING KEY MONEY

   In case of expiration or termination of this contract, the lessor shall give back key money to the lessee within 7 days after the lessee recedes the Leased Premises

   If the lessee has got miscellaneous expenses or debts to pay to the lessor, the lessor returns key money after deducting miscellaneous expenses or debts

12. INSURANCE

   (1) If the Leased Premises or any other part of the Building is damaged by fire resulting from any act or negligence of the lessee or any of lessee's agents, employees or invitees, the lessee shall pay extended coverage insurance to the

     (2) To avoid a conflict resulting from loss of each party's (the lessor and the lessee) own Property by the fire, the lessee shall, at its own expense, be insured for comprehensive general liability with respect to the Leased Premises and the lessee shall provide the lessor with current Certificates of comprehensive general liability Insurance

13. VALUE ADDED TAX

    The lessee shall cover value added tax coming from this contract

14. ALTERATION

     (1) With a prior written consent of lessor, the lessee, at its own expenses, can do as follows (A, B)

     A. Attachment or alteration of Interior facilities, partitions and advertising objects

     B. Establishment or moving of miscellaneous facilities and power supply facilities or establishment, extension, moving or alteration of water supply and drainage facilities

     (2) The lessee, at its own expenses, shall restore the former condition of the Leased premises after expiration

     (3) If the lessee doesn't perform his duty to restore the Leased premises or the lessor don't approve lessee's restoration, the lessor can deduct additional expenses needed to restore the Leased premises in the key money.

15. CESSION AND SUBLEASE

    The lessee can't hand rights and duties of lease contract over the third party and also sublease all or any part of the Leased Premises

16. PROPERTY PROTECTION

    The lessee is responsible for the safety maintenance of the lessee's property and the lessor is not responsible for accident (robbery, fire and etc.) that happened in the Leased Premises

17. EXEMPTION

     (1) The lessor is not responsible for all the damage by legally irresistible accident beyond the human control (earthquake, storms and floods, war, riot and etc.)

     (2) The lessor is not responsible for governmental restrictions caused by the lessee's alteration, remodeling or maintenance

18. CHANGE OF OWNERSHIP

    Even if proprietary, right of management and ownership are changed, this contract still has a legal force and Next lessor shall faithfully abide by this

19.  CHANGE OF LESSEE'S INFORMATION

     If there is a change in the lessee's information (address, company name, representative, company capital, matters required to be registered and etc), the lessee shall notify the lessor of a change without delay

20.  INDEMNIFICATION

     If the lessee does damage to the body or property of the lessor or third party with or without an intention, the lessee shall notify the lessor of this without delay and also pay for damage

21.  CONTRACT TERMINATION

     (1) The lessor can immediately terminate this contract if the lessee conduct the below clauses

     A. In case the monthly rental payment and maintenance expenses are two months overdue

     B. Distraint, provisional distraint, provisional disposition, auction or bankruptcy of the lessee's property coming from liability can cause contract termination by the lessor's judgment

     C.   In case that The lessee violates any clause in this contract

     (2) In case of above clauses (A - C), the lessor can terminate this contract at any time and take back Leased Premises and go through legal formalities. The fact that the lessor has key money can't be the reason that the lessee refuses to return the Leased Premised

22.  EVACUATION AND RESTORATION

     (1) The lessee shall evacuate the Leased Premises within an expiration date and return all properties of the lessor when contract is expired

     (2) The lessee, at its own expenses, shall restore the Leased Premises to the original conditions within expiration date (ordinary wear and tear excepted)

     (3) In case that the lessee didn't evacuate the Leased Premises and restore the Leased Premises to the original conditions within an expiration date, the lessee shall pay additional charges (monthly rental payments and maintenance expenses) until the evacuation and restoration are finished. The lessee is responsible for all matters caused by delay of the evacuation and restoration

23.  APPLICATORY LAW

     Details excepting the clause of this contract apply to the law of Republic of Korea and customary laws of lease

     In case that a dispute arises on the matters of this contract, basis is the contract written in Korean

25.  REGISTRATION

     The lessor shall register lease contract in the proper form and the lessee shall pay registration fee to the lessor

26.  EXTENSION OF GUARDROOM

     After obtaining the permission from the competent authorities, the lessor shall pay all expenses needed to extend the guardroom

27.  JURISDICTION

     The lawsuit of this contract is under a competent local court

To attest a conclusion of this contract, make out a contract in duplicate with a signature of each party and each party keeps this contract


                                   03/31/2000


The lessor: 398-1, komae-ri, kiheung-eup, Yongin-city, Kyunggi-do, Korea

     Representative of Kyunggi Industry

     Park, Sang Cheoul

The lessee: 398-1, komae-ri, kiheung-eup, Yongin-city, Kyunggi-do, Korea

     C.E.O. of Brooks Automation Asia

     Therrien, Robert